UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2006

COMMUNITY BANCSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-16461	63-0868361
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68149 Main Street, Blountsville, Alabama 35031

(Address of Principal Executive Offices, including Zip Code)

(205) 429-1000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 6, 2006, Mr. Jeffrey K. Cornelius and Mr. Scott Head were elected as members of the Board of Directors of Community Bancshares, Inc. (the “Company”). Mr. Cornelius also serves as a member of the Company’s Audit Committee and Executive Compensation/Benefits Committee. Mr. Head also serves as a member of the Company’s Employee Benefits Administration Committee and Executive Compensation/Benefits Committee.

Mr. Cornelius, a horse breeder, is a native of Blount County, Alabama, and has longstanding ties to one of the Company’s primary markets. Mr. Head is the District Manager of Blue Cross/Blue Shield of Alabama in Huntsville, Alabama and will assist the Company in its expansion into the Huntsville market.

The Company has expanded its Board from 10 persons to 12 persons in order to obtain the services of these two local businessmen with substantial ties to local communities it serves. They will serve as Class II and Class III directors for terms ending in 2007 and 2008, and until their successors are elected and qualified.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCSHARES, INC.

/s/ Patrick M. Frawley
Patrick M. Frawley
Chairman, Chief Executive Officer and
President

Date: February 9, 2006